EXHIBIT 99.2

For Immediate Release

AAM Selected as Target Supplier of Axles and Driveshafts for
GM’s Next Generation Full Size Truck Program

Detroit, Michigan, July 31, 2015 -- American Axle & Manufacturing Holdings, Inc. (AAM), which is traded as AXL on the NYSE, today announced that it has been selected as target supplier to provide axles and driveshafts for GM’s next generation full size truck program under GM’s Strategic Sourcing Process (SSP).

A key objective of the SSP is to involve critical suppliers earlier in the process of designing and developing future vehicle programs. Pending final design direction and completion of the sourcing process, AAM expects to retain approximately 75% of the sales content provided to GM for the current full size truck program.

AAM expects to provide approximately 75% of the light-duty axles, 100% of the heavy-duty axles and 100% of the rear steel driveshafts for GM’s next generation full size truck program. AAM does not expect to provide the aluminum driveshafts, front auxiliary driveshafts and steering linkages for GM’s next generation full size truck program.

“With the strategic sourcing of multi-generations of this program now clarified, AAM is pleased to reaffirm our long-term partnership with GM,” said AAM’s Chairman, President & Chief Executive Officer, David C. Dauch. “AAM’s innovative product, process and systems technology, as well as our cost-competitive global manufacturing, engineering and sourcing footprint, provides a compelling value proposition to all of our customers, including GM.”

“With the direction of a core program of AAM’s business now solidified for many years to come, we will continue to focus on leveraging our long-term commitment to quality, technology leadership and operational excellence to drive profitable growth and business diversification.”

AAM is a world leader in the manufacture, engineering, design and validation of driveline and drivetrain systems and related components and modules, chassis systems, electric drive systems and metal-formed products for light trucks, sport utility vehicles, passenger cars, crossover vehicles and commercial vehicles. In addition to locations in the United States (Michigan, Ohio, Pennsylvania and Indiana), AAM also has offices or facilities in Brazil, China, Germany, India, Japan, Luxembourg, Mexico, Poland, Scotland, South Korea, Sweden and Thailand.

In this release, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect our future financial position and operating results. The terms such as “will,” “may,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “project,” "target," and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: reduced purchases of our products by General Motors Company (GM), FCA US LLC (FCA), formerly known as Chrysler Group LLC, or other customers; reduced demand for our customers' products (particularly light trucks and sport utility vehicles (SUVs) produced by GM and FCA); our ability to develop and produce new products that reflect market demand; lower-than-

anticipated market acceptance of new or existing products; our ability to attract new customers and programs for new products; our ability to respond to changes in technology, increased competition or pricing pressures; our ability to achieve the level of cost reductions required to sustain global cost competitiveness; supply shortages or price increases in raw materials, utilities or other operating supplies for us or our customers as a result of natural disasters or otherwise; our ability to successfully implement upgrades to our enterprise resource planning systems; liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers; our ability to maintain satisfactory labor relations and avoid work stoppages; our suppliers', our customers' and their suppliers' ability to maintain satisfactory labor relations and avoid work stoppages; global economic conditions; risks inherent in our international operations (including adverse changes in political stability, taxes and other law changes, potential disruptions of production and supply, and currency rate fluctuations); our ability or our customers' and suppliers' ability to successfully launch new product programs on a timely basis; our ability to realize the expected revenues from our new and incremental business backlog; negative or unexpected tax consequences; price volatility in, or reduced availability of, fuel; our ability to consummate and integrate acquisitions and joint ventures; our ability to attract and retain key associates; our ability to protect our intellectual property and successfully defend against assertions made against us; availability of financing for working capital, capital expenditures, research and development (R&D) or other general corporate purposes including acquisitions, as well as our ability to comply with financial covenants; our customers' and suppliers' availability of financing for working capital, capital expenditures, R&D or other general corporate purposes; changes in liabilities arising from pension and other postretirement benefit obligations; risks of noncompliance with environmental laws and regulations or risks of environmental issues that could result in unforeseen costs at our facilities; adverse changes in laws, government regulations or market conditions affecting our products or our customers' products (such as the Corporate Average Fuel Economy (CAFE) regulations); our ability or our customers' and suppliers' ability to comply with the Dodd-Frank Act and other regulatory requirements and the potential costs of such compliance; and other unanticipated events and conditions that may hinder our ability to compete. It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

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For more information...

Christopher M. Son
Director, Investor Relations,
Corporate Communications & Marketing
(313) 758-4814
chris.son@aam.com

Vitalie Stelea
Manager Investor Relations
(313) 758-4635
vitalie.stelea@aam.com

Or visit the AAM website at www.aam.com.